EXHIBIT 99.1

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.
 CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO · MONTREAL

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
Southern China Livestock International Inc.

We have audited the consolidated balance sheets of Southern China Livestock International Inc. as at September 30, 2009 and 2008 and the consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the management of Southern China Livestock International Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal controls over financing reporting.  Accordingly, we express no such opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern China Livestock International Inc. as of September 30, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles in the United States of America.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario. Canada Chartered Accountants
January 28, 2010	Licensed Public Accountants Licensed Public Accountants

              1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Balance Sheets
(Expressed In U.S. Dollars)

	September 30,
	2009	2008
ASSETS
Current Assets:
Cash	$1,201,160	$3,551,320
Accounts receivables, net	74,926	82,720
Amount due from stockholders (note 8)	-	10,128,624
Inventories (note 5)	5,422,516	5,814,591

Total current assets	6,698,602	19,577,255

Property and equipment, net (note 6)	6,782,053	7,680,414
Construction in progress	269,220	42,883
Biological assets, net (note 7)	747,969	843,468

Total assets	14,497,844	28,144,020

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	577,891	368,938
Accrued expenses and other current liabilities	47,084	30,427
Amounts due to stockholders (note 8)	2,303,270	10,008,855

Total current liabilities	2,928,245	10,408,220

Total liabilities

Minority interests in consolidated subsidiaries	135,920	253,256
Commitments and contingencies (note 12)	-	-
Stockholders’ equity:
Common stock($.001 par value; 10,000,000 shares authorized
shares issued and outstanding 10,000,000 in 2009 and 2008)	10,000	-
Additional paid in capital	2,701,959	2,691,959
Appropriation of retained earnings(reserves) (note 10)	2,563,401	1,103,867
Accumulated other comprehensive income	2,184,852	2,220,990
Retained earnings	3,973,467	11,465,728

Total stockholders’ equity	11,433,679	17,482,544

Total liabilities and stockholders' equity	$14,497,844	$28,144,020

See accompanying notes to consolidated financial statements.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements of Income and Comprehensive Income
(Expressed In U.S. Dollars)

	September 30,
	2009	2008

Sales	$32,140,033	$38,001,599
Cost of sales	25,803,016	22,539,050

Gross profit	6,337,017	15,462,549

Operating expenses:
Selling expenses	(22,172)	(57,067)
General and administrative expenses	(436,128)	(434,764)

Income from operations	5,878,717	14,970,718

Government subsidies	1,189,506	149,168
Other income	106,487	309,025

Profit before income taxes	7,174,710	15,428,911

Income taxes (note 9)	-	-

Income before minority interest	7,174,710	15,428,911
Minority interest in net income of consolidated subsidiaries	(143,362)	(307,893)
Net income	7,031,348	15,121,018

Other comprehensive income(loss)	(36,138)	1,286,781

Total comprehensive income	$6,995,211	$16,407,799

Net income per share
Basic	$0.70	$1.51
Diluted	$0.70	$1.51

Weighted average common shares outstanding
Basic	10,000,000	10,000,000
Diluted	10,000,000	10,000,000

See accompanying notes to consolidated financial statements

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

			Additional	Appropriation of Retained		Accumulated Other
	Common Stock		Paid In	Earnings	Retained	Comprehensive
	shares	amount	Capital	(reserves)	Earnings	Income		Total

Balance at October 1, 2007	-	$-	2,691,959	139,485	6,206,259	934,209		9,971,912

Transfer to reserve		-	-	964,382	(964,382)			-
Foreign currency translation adjustment		-	-	-	-	1,286,781		1,286,781
Net income		-	-	-	15,121,018			15,121,018
Dividend paid		-	-	-	(8,897,167)			(8,897,167)

Balance as of September 30, 2008		-	2,691,959	1,103,867	11,465,728	2,220,990		17,482,544

Issuance of ordinary shares	10,000,000	10,000	(10,000)	-	-	-		-
Capital injection		-	20,000	-	-	-		20,000
Transfer to reserve		-	-	1,459,534	(1,459,534)	-		-
Foreign currency translation adjustment		-	-	-	-	(36,138	) )	(36,138)
Net income		-	-	-	7,031,348	-		7,031,348
Dividend paid		-	-	-	(13,064,075)	-		(13,064,075)

Balance as of September 30, 2009	10,000,000	$10,000	2,701,959	2,563,401	3,973,467	2,184,852		11,433,679

See accompanying notes to consolidated financial statements

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008
(Expressed In U.S. Dollars)

	September 30,
	2009	2008

Cash flows from operating activities:
Net income	$7,031,348	15,121,018
Adjustments for
Depreciation and amortization	1,277,291	1,207,237
Loss on disposal of fixed assets	(439)	-
Loss on disposal of biological assets	(258,434)	(384,787)
Minority interest in income of consolidated subsidiary	143,362	307,893
Changes in operating assets and liabilities:
Accounts receivable	7,659	(77,380)
Inventories	382,724	(794,729)
Accounts payable	209,399	63,476
Accrued expenses and other liabilities	16,694	(20,716)

Net cash provided by operating activities	8,809,604	15,422,012

Cash flows from investing activities:
Purchase of biological assets	(318,025)	(278,090)
Proceeds from disposal of plant and equipment	3,805	-
Proceeds from disposal of biological assets	283,541	434,471

Net cash (used in) generated from investing activities	(30,679)	156,381

Cash flows from financing activities:
Capital injection	20,000	-
Proceeds from loans from stockholders	45,659	131,151
Repayment of loans from stockholders	(9,486,793)	(12,757,753)
Dividend paid	(1,700,979)	(1,941,297)

Net cash used in from financing activities	(11,122,113)	(14,567,899)

Net increase (decrease) in cash	(2,343,188)	1,010,494
Effect of foreign exchange rate changes	(6,972)	271,992

Cash, beginning of period	3,551,320	2,268,834

Cash, end of period	$1,201,160	3,551,320
Supplementary cash flow disclosure:
Interest paid	-	-
Taxes paid	-	-

See accompanying notes to consolidated financial statements

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 1 ---ORGANIZATION AND PRINCIPAL ACTIVITIES

Southern China Livestock International Inc. (“SCLI”) was incorporated under the laws of the State of Nevada on July 28, 2009. SCLI and its subsidiaries are principally engaged in the business of breeding and raising commercial hogs in PRC.

Details of SCLI’s subsidiaries as of September 30, 2009 were as follows:

		Date of	Beneficial
	Place of	incorporation or	ownership
Company name	incorporation	establishment	interest

Mayson International Services Limited	BVI	July 25,2008	100%
Mayson Enterprises Services Limited	BVI	July 25,2008	100%
Mayson Holdings Limited	Hong Kong, PRC	July 14, 2008	100%
Beijing Huaxin Tianying Livestock Technology Co., Ltd	Beijing, PRC	September 9, 2008	100%
Jiangxi Yingtan Huaxin Livestock Co., Ltd	Jiangxi, PRC	April 8, 2005	99%
Yujiang Fengyuan Livestock Co., Ltd	Jiangxi, PRC	August 4, 2003	98.01%
Yingtan Yujiang Zhongtong Swine Co., Ltd	Jiangxi, PRC	October 27, 2003	98.01%
Yujiang Xianyue Livestock Feeds Co., Ltd	Jiangxi, PRC	August 16, 2001	98.01%
Jiangxi Yingtan Fuxin Development and Trade Co., Ltd	Jiangxi, PRC	March 31, 1999	98.01%
Yingtan Livestock Feeds Development Co., Ltd	Jiangxi, PRC	December 29, 1995	98.01%
Yujiang Xiangying Swine Co., Ltd	Jiangxi, PRC	January 11, 2001	98.01%
Yujiang Decheng Livestock Co., Ltd	Jiangxi, PRC	October 27, 2003	98.01%

On July 25, 2008, Mayson International Services Limited (“Mayson International”) was incorporated in the British Virgin Islands ("BVI") as a limited liability which was held 100% equity interest by SCLI. On the same day Mayson Enterprises Services Limited (“Mayson Enterprises”) was incorporated in the British Virgin Islands ("BVI") as the wholly owned subsidiary of Mayson International.

Mayson Holdings Limited(“Mayson Holdings”) was incorporated on July 14, 2008 under the laws of Hong Kong Special Administrative Region of the PRC as the wholly owned subsidiary of Mayson Enterprises. Beijing Huaxin Tianying Livestock Technology Co., Ltd (“Beijing Huaxin”) was incorporated on September 9, 2008 as a limited liability company under the PRC laws. Beijing Huaxin is a wholly foreign-owned enterprise under the PRC laws, with its 100% equity interests being held by Mayson Holdings.

On August 26, 2008, Beijing Huaxin acquired 99% of the equity interest of Jiangxi Yingtan Huaxin Livestock Co., Ltd (“Jiangxi Huaxin”) which owned 98.01% of the equity interest ofYujiang Fengyuan Livestock Co., Ltd, Yingtan Yujiang Zhongtong Swine Co., Ltd, Yujiang Xianyue Livestock Feeds Co., Ltd, Jiangxi Yingtan Fuxin Development and Trade Co., Ltd, Yingtan Livestock Feeds Development Co., Ltd, Yujiang Xiangying Swine Co., Ltd and Yujiang Decheng Livestock Co., Ltd(collectively, “Seven Subsidiaries) which are the main operating entities.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 2 --- BASIS OF PRESENTATION

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all the necessary adjustment not recorded in the books and records of the Company’s subsidiaries.

The consolidated financial statements include the financial statements of SCLI and all its subsidiaries. All transactions and balances between the SCLI and its subsidiaries have been eliminated upon consolidation.   As all of the above entities are under common control, they have been consolidated based on their carrying values for both years. Accordingly no goodwill or adjustments to fair values have been recorded.

Subsequent events have been reviewed up to January 28, 2010

NOTE 3 --- ACCOUNTING POLICIES

A. INVENTORIES

Inventories are stated at the lower of cost and net realizable value. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

B. CONSTRUCTION IN PROGRESS

Construction in progress represents buildings under construction and plant and equipment pending installation as of September 30, 2009 and 2008, and is stated at cost. Cost includes construction of buildings, acquisitions and installation of equipment, and interest charges arising from borrowings used to finance assets during the period of construction or installation and testing. No provision for depreciation is made on assets under construction until such time as the relevant assets are completed and ready for their intended commercial use.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 3 --- ACCOUNTING POLICIES (Continued)

C. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The percentages applied are:

Buildings	10 – 50 years
Machinery and equipment	10 – 30 years
Motor vehicles	10 years

D. LONG-LIVED ASSETS

The Company applies the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144” codified as ASC 360), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121 codified as ASC 360, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144 codified as ASC 360. SFAS 144 codified as ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2008 and 2007 there were no significant impairments of its long-lived assets.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 3 --- ACCOUNTING POLICIES (Continued)

E. VALUE ADDED TAX

According to PRC tax laws and regulations, the business of agricultural breeding of livestock is exempt from  Value Added Tax (“VAT”). As a result, the Company was not subject to VAT for the fiscal years ended September 30, 2009 and 2008, respectively.

F. INCOME TAX

The Company utilizes SFAS No. 109 codified as ASC740, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. According to PRC tax laws and regulations, the business of agricultural breeding of livestock is exempt from income tax. As a result, the Company was not subject to income tax for the fiscal years ended September 30, 2009 and 2008, respectively.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the implementation of FIN 48, the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48. As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 3 --- ACCOUNTING POLICIES (Continued)

G. GOVERNMENT SUBSIDIES

The Company records as income government subsidies when received from local government authority which are not subject to future return or reimbursement. Government subsidies received totaled $149,168 and $1,189,506 for the years ended September 30, 2008 and 2009.

H. FOREIGN CURRENCY TRANSLATION

The Company follows SFAS No. 52 codified as 830, “Foreign Currency Translation”, for both the translation and re-measurement of balance sheet and income statement items into U.S. dollars. Resulting translation adjustments are reported as a separate component of accumulated comprehensive income (loss) in stockholders’ equity.

The Company maintains its books and accounting records in Renminbi (“RMB”), the PRC’s currency, being the functional currency. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date. Any translation gains (losses) are recorded in exchange reserve as a component of shareholders’ equity. Income and expenditures are translated at the average exchange rate of the year.

	2009	2008
Year-end RMB : US$ exchange rate	6.8290	6.8183
Average RMB : US$ exchange rate	6.8333	7.0987

On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “Unified Exchange Rate”). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China(“PBOC). Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier’s invoices, shipping documents and signed contracts.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 3 --- ACCOUNTING POLICIES (Continued)

I. FOREIGN CURRENCY TRANSLATION (Continued)

Commencing from July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of US dollar against RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

J. REVENUE RECOGNITION

The Company recognizes revenue when the live hogs ownership have been transferred to the customer. This occurs at the time the live hogs are weighed and the weight and price have been agreed upon between the Company and the customer, as evidenced by a signed transportation delivery note.

K. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant accounting estimates reflected in the Company’s financial statements include collectibility of account receivable, value of live hogs, useful lives and impairment of property and equipment. Actual results when ultimately realized could differ from those estimates and the differences could be material.

L. EMPLOYEES’ BENEFITS

Mandatory contributions are made to the Government’s health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

M. COMPREHENSIVE INCOME
Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported as a component of the consolidated statements of shareholders’ equity.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 3 --- ACCOUNTING POLICIES (Continued)

N. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations with respect to the financial condition of its customers, but does not require collateral. In order to determine the value of the Company’s accounts receivable, the Company records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectability of outstanding accounts receivable.

O. SHIPPING AND HANDLING COSTS

Shipping and handling costs are classified as cost of sales and are expensed as incurred. For the years ended September 30, 2008 and 2009, shipping and handling cost included in selling and marketing expenses were $7,718 and $5,582.

P. ADVERTISING COSTS

Advertising costs are expensed as incurred. For the years ended September 30, 2008 and 2009, advertising costs were $6,641 and $4,945.

Q. SEGMENT REPORTING

The Company has one operating segment as of and for the years ended September 30, 2008 and 2009. The Company’s chief operating decision maker has been identified as the Company’s Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company operates primarily in the PRC and all of the Company’s long-lived assets are located in the PRC.

R. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash, receivables, accounts payable, amount due to/(from) shareholders and accrued expenses, approximates their fair value at September 30, 2009 and 2008 due to the relatively short-term nature of these instruments.

S. NET INCOME PER COMMON SHARE

Net income per common share is computed in accordance with SFAS No. 128, which is codified as ASC 260.“Earnings Per Share”. Basic earnings per common share is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for each period. Diluted earnings per common share is calculated by adjusting the weighted-average shares outstanding assuming conversion of all potentially dilutive convertible securities.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 3 --- ACCOUNTING POLICIES (Continued)

T. RECENT PRONOUNCEMENTS

On December 4, 2007, the FASB issued SFAS No. 141 (revised 2007) (“SFAS No. 141(R)”), “Business Combinations”, which is codified as ASC 805, and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is codified as ASC 810.  ASC 805 improves reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable, and relevant information for investors and other users of financial statements. To achieve this goal, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.  ASC 805 also will reduce the complexity of existing GAAP. The newly issued standard includes both core principles and pertinent application guidance, eliminating the need for numerous EITF issues and other interpretative guidance.  ASC 810 improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report non-controlling (minority) interests in subsidiaries in the same way - as equity in the consolidated financial statements. Moreover, ASC 810 eliminates the diversity that currently exists in accounting for transactions between an entity and non-controlling interests by requiring they be treated as equity transactions.  The two standards will be effective for fiscal years beginning after December 15, 2008 and earlier adoption is prohibited.  The Company is currently evaluating the impact of ASC 805 and ASC 810 on its financial position and results of operations following adoption.

On March 8, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133”, which is codified as ASC 815.  This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  The Company is currently evaluating the impact of ASC 815 on its financial position and results of operations following adoption.

In April 2008, the FASB issued FSP 142-3, “Determination of the Useful Life of Intangible Assets”, which is codified as ASC 350.  ASC 350 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset.  ASC 350 is effective for fiscal years beginning after December 15, 2008.  The Company is currently evaluating the impact of ASC 350 on its financial position and results of operations following adoption.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 3 --- ACCOUNTING POLICIES (Continued)

In June 2008, the FASB ratified EITF Issue No. 08-3, “Accounting for Lessees for Maintenance Deposits Under Lease Arrangements” (EITF 08-3), which is codified as ASC 840.  ASC 840 provides guidance for accounting for nonrefundable maintenance deposits. It also provides revenue recognition accounting guidance for the lessor. ASC 840 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of ASC 840 on its consolidated financial position and results of operations.

In October 2008, the Company adopted SFAS No.157, “Fair Value Measurements”, which is codified as ASC 820.  ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosure about fair value measurements.  The adoption of the provisions of ASC 820 related to financial assets and liabilities, and other assets and liabilities that are carried at fair value on a recurring basis do not have a significant impact on the Company’s consolidated financial position, results of operations and cash flows.  The FASB provided for a one-year deferral of the provisions of ASC 820 for non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a non-recurring basis.  Accordingly, the Company is still evaluating the impact of the provisions of ASC 820 for non-financial assets and liabilities and is not yet in a position to determine such effects.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8 “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities”, which is codified as ASC 860.  ASC 860 requires public entities to provide additional disclosures about transfers of financial assets and their involvement with variable interest entities.  ASC 860 is effective for the first reporting period ending after December 15, 2008. The Company is currently evaluating the impact of ASC 860 on its financial position and results of operations.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”, which is codified as ASC 805.  ASC 805 amends and clarifies FASB Statement No. 141 (revised 2007), “Business Combinations”, to address application issues raised by preparers, auditors, and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination.  ASC 805 shall be effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the effect of ASC 805 on its financial position and results of operation.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 3 --- ACCOUNTING POLICIES (Continued)

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140 (SFAS No. 166”).  SFAS No. 166 has not yet been codified in the FASB Accounting Standards Codification.  SFAS No. 166 seeks to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  SFAS No. 166 is applicable for annual periods after November 15, 2009 and interim periods therein and thereafter. The Company is currently evaluating the effect of SFAS No. 166 on its financial position and results of operation.

In June 2009, the FASB issued SFAS No.167, “Amendments to FASB Interpretation No.46(R)”, which is codified as ASC 810.  ASC 810 requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a Variable Interest Entity (“VIE”).  Under ASC 810, an enterprise has a controlling financial interest when it has (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE.  ASC 810 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance.  ASC 810 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities.  ASC 810 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  ASC 810 is effective for the Company in the first quarter of fiscal 2011. The Company is currently evaluating the effect of ASC 810 on its financial position and results of operation.

In June 2009, the FASB issued SFAS No. 168, “The ‘FASB Accounting Standards Codification’ and the Hierarchy of Generally Accepted Accounting Principles”, which is codified as ASC 105.  ASC 105 establishes the “FASB Accounting Standards Codification” (“Codification”), which officially launched July 1, 2009, to become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by non governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.  The subsequent issuances of new standards will be in the form of Accounting Standards Updates that will be included in the Codification.  Generally, the Codification is not expected to change U.S. GAAP. All other accounting literature excluded from the Codification will be considered non authoritative.  ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has adopted ASC 105 for the quarter ending September 30, 2009.  The adoption of this Statement will not impact the financial position and results of operation, as it only required disclosures.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)
NOTE 3 --- ACCOUNTING POLICIES (Continued)

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”.  This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820.  The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. The guidance provided in this Update is effective for the first reporting period (including interim periods) beginning after issuance. The adoption of this Update did not have a significant impact to the Company’s financial position and results of operation.

NOTE 4 ─ALLOWANCE FOR DOUBTFUL ACCOUNTS

Receivables from hog sales are based on contracted prices. The Company provides an allowance for doubtful accounts which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.Provision is made against receivables to the extent collection is considered to be doubtful. Accounts receivable in the balance sheet are stated net of such provision, if any. As of September 30, 2008 and 2009, allowance provided for accounts receivables were $nil.

NOTE 5 ─INVENTORY

Inventories on September 30, 2009 and 2008 consisted of the following:

	Year Ended September 30,
	2009	2008
Raw materials	$187,593	$198,788
Live hogs	5,234,923	5,615,803

	$5,422,516	$5,814,591

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 6--- PROPERTY AND EQUIPMENT

A summary of property and equipment is as follows:

	Year Ended September 30,
	2009	2008
Buildings	$9,233,350	$9,247,840
Machinery and equipment	1,754,565	1,749,449
Motor vehicles	285,739	312,302

	11,273,654	11,309,591
Less: accumulated depreciation	4,491,601	3,629,177

Property and equipment, net	$6,782,053	$7,680,414

Depreciation and amortization expense for property and equipment amounted to approximately $890,256 and $842,724 for the years ended September 30, 2009 and 2008 respectively.

NOTE 7--- BIOLOGICAL ASSETS, NET

Biological assets which comprises of breeding pigs are recorded at cost. When biological assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

Depreciation is provided over the estimated useful live of the biological assets of 3 years using the straight-line method. The estimated residual value of mature biological assets is 15%. Depreciation expense for biological assets amounted to approximately $655,348 and $411,640 for the years ended September 30, 2009 and 2008 respectively

NOTE 8--- DUE TO/FROM STOCKHOLDERS AND TRANSACTIONS

Stockholder Xu Dengfu and other fifteen stockholders made unsecured, non-interest bearing loans to the Company from time to time to meet working capital needs of the Company. For the years ended September 30, 2009 and 2008, the Company made aggregate borrowings from the sixteen stockholders of $45,659 and $131,151, respectively, and made aggregate repayments to the sixteen stockholders of $9,486,793 and $12,757,753, respectively.  As of September 30, 2009 and 2008, the outstanding balances due from stockholders were $nil and $10,128,624, respectively. As of September 30, 2009 and 2008, the outstanding balances due to stockholders were $2,303,270 and $10,008,855, respectively.

In December 2007, Seven Subsidiaries declared dividends in the amount of $8,897,167 to its stockholders. Dividend in the amount of $1,941,297 was paid in cash and outstanding balance $6,955,870 were offset against the shareholders loan.

In December 2008, Seven Subsidiaries declared dividend in the amount of $13,064,075 to its stockholders. Dividend in the amount of $1,700,979 was paid in cash and outstanding balance $11,363,096 was offset against the shareholders loan.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 9 --- INCOME TAXES

SCLI is incorporated in United States. The subsidiaries are incorporated in BVI, Hong Kong and PRC. The management and control of the Company is in PRC. The Company is not currently subject to any Income tax either in United States, BVI, Hong Kong or in PRC. As such, at present, no current or future income tax asset or liabilities are recorded in its financial statements.

NOTE 10---APPROPRIATION OF RETAINED EARNINGS (RESERVES)

The reserves are disclosed separately in the statement of changes in equity as appropriation of retained earnings. Pursuant to the Company Law of the People’s Republic of China, the profits of the companies, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends after they have satisfied all the PRC tax liabilities, provided for losses of previous years, and made appropriations to reserves, as determined by the board of directors in accordance with the PRC accounting standards and regulations.

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the SCLI’s subsidiaries which incorporated in PRC are required to make annual appropriations to the statutory surplus reserve. In accordance with the relevant PRC regulations and the articles of association of the respective companies, the subsidiaries are required to allocate a certain percentage of their net income, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve until such reserve reaches 50 percent of the registered capital of the companies.

The Company has appropriated $1,459,534 and $964,382 as reserve for the statutory surplus reserve for the years ended September 30, 2009 and 2008.

NOTE 11--- SIGNIFICANT CONCENTRATION OF CREDIT RISK

Major Customers

During the years ended September, 2009 and 2008, the Company’s three largest customers together accounted for 98% and 99%, respectively, of the Company’s net revenue. The Company had 100% outstanding accounts receivable from these customers as of September 30, 2009 and 2008.

Major Suppliers

During the years ended September 30, 2009 and 2008, raw materials purchased from the Company’s three largest suppliers together accounted for approximately 92% and 95% of the Company’s total purchases respectively. The Company had 100% outstanding accounts payable to these suppliers as of September 30, 2009 and 2008.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements Of Stockholders’ Equity
(Expressed In U.S. Dollars)

NOTE 12 --- COMMITMENTS AND CONTINGENCIES

CAPITAL COMMITMENTS
As of September 30, 2009, there were capital commitments amounting to $2,066,188, which were mainly related the construction work of the buildings.

LEASE COMMITMENTS

The Company leases land (in which the company’s building are located)office space, employee living space, and certain pigsties under non-cancelable operating leases. The rental expenses under operating leases were $27,379 and $14,120 in the fiscal years ended September 30, 2009 and 2008, respectively. Future minimum rental commitments on September 30, 2009, are as follows:

For The Fiscal Years Ending September 30, 2009
2010	$12,931
2011	12,931
2012	12,931
2013	12,931
2014 and then after	286,301

Total	$338,025

LEGAL PROCEEDINGS
The Company is not currently a party to, nor are we aware of, any legal proceeding, investigation or claim which, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or results of operations. The Company did not record any legal contingencies as of September 30, 2009.

CONTINGENT LIABILITY
The Companies declared dividends to its stockholders in the amount of $13,064,075 and $8,897,167 for the years ended September 30, 2009 and 2008, respectively. According to the Income Tax Laws in the PRC, the Company is required to withhold income tax of 20% on the dividends paid to shareholders, which the Company failed to do. In the event that these taxes cannot be collected from the stockholders, the Company may be liable to pay the unpaid amount of approximate $4.4 million and late payment penalty may be levied in an amount ranging from 50% to maximum 5 times the taxes owing. The Company believes that the likelihood of the taxes and penalties being levied against the company is remote as of the date hereof.In the event that the taxing authorities assess the company for these taxes, they will be recorded as appropriate, depending on whether the amounts can be recovered from the stockholders or not.

NOTE 13 --- CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company faces a number of risks and challenges since its operations are in the PRC. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.